EXHIBIT 10.52

AMENDMENT #2 TO LETTER AGREEMENT

THIS AMENDMENT #2 (the “Amendment”) TO THE LETTER AGREEMENT (the “Agreement”), dated as of December 7, 1999 between West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”) and Robert S. Hargesheimer(the “Executive”).

Background

At a meeting of the Company’s board of directors (the “Board”) on December 11, 2007, the Board approved amendments to the Executive’s Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  The change required by Code Section 409A are effective as of January 1, 2005, to the extent required by applicable regulations.

Agreement

In consideration of the foregoing, the Company and the Executive intending to be legally bound agree as follow:

Section 2(a) of the Agreement is hereby amended by adding the following to the end thereof.

“The severance compensation payable under this Section 2(a)shall be delayed six months, and the first six months installments shall be paid in a single lump sum, but only to the extent such severance compensation is in excess of the amount described in Section 1.409A-1(a)(9)(iii) of the Final Treasury Regulations (the ‘Safe Harbor Amount’), or any successor provision or applicable guidance issued thereunder, and only to the extent required by Section 409A and the applicable guidance thereunder.  For avoidance of doubt, any amount less than the Safe Harbor Amount shall be distributable without delay due to the foregoing sentence.”

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date written below.

ACCEPTED AND AGREED:                                                                           WEST PHARMACEUTICAL SERVICES, INC.

/s/ Robert S. Hargesheimer                                                                              /s/ Richard D. Luzzi
Robert S. Hargesheimer                                                                                   Richard D. Luzzi
                             Vice President, Human Resources

DATED:  ___________________________                                            DATED:  __________________________________

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